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                                                                     EXHIBIT 5.1
                               April 7, 1997

Board of Directors
New World Coffee, Inc.
379 West Broadway
New York, New York 10012

           Re: New World Coffee, Inc.
           Registration Statement on Form S-3
           ----------------------------------

Dear Sirs:

           You have requested our opinion as counsel for New World Coffee, Inc. a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") with respect to the issuance by the Company of up to 312,727 shares (the "Shares") of common stock, par value $.001 per share, of the Company, which includes certain shares (the "Warrant Shares") which are issuable upon exercise of certain outstanding warrants (the "Warrants") and certain shares (the "Series A Shares") which are issuable to a certain shareholder in exchange for certain outstanding shares of Series A Preferred Stock (the "Preferred Shares") held by such shareholder.

           In rendering the opinions hereafter we have relied upon such documents and instruments as we have deemed appropriate.

           In conducting our examination, we have assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the




















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Board of Directors
New World Coffee, Inc.
April 7, 1997
Page -2-

originals of such copies, and the accuracy and completeness of all records made available to us by the Company.

           The opinions hereinafter expressed are subject to the following qualifications:

           a. Our opinion in paragraph 1 below as to the good standing of the Company is based solely upon a certificate from public officials.

           b. Our opinions below are limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

           c. We disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter.

           d. We are members of the Bar of the State of New York. Our opinions below are limited to the effect of the laws of the State of New York and of the federal laws of the United States, except with respect to certain limited matters governed by the laws of the State of Delaware, as to which laws we have made what we deem to be a reasonable examination and upon reliance on certificates of public officials in Delaware.

           Based upon and subject to the foregoing, we are of the opinion that:

           1. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware.

           2. The Shares are duly authorized, legally issued, fully paid and nonassessable.

           3. The Warrant Shares are duly authorized and, when delivered against payment therefore in accordance with the Warrants, will be, legally issued, fully paid and nonassessable.






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Board of Directors
New World Coffee, Inc.
April 7, 1997
Page -3-

           4. The Series A Shares are duly authorized and, when delivered against payment therefore in accordance with the terms of the exchange for the Preferred Shares, will be, legally issued, fully paid and nonassessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

           This opinion letter is rendered solely for the benefit of the addressee. Without our prior written consent, this opinion letter may not be:
(i) relied upon by any other party or for any other purpose; (ii) quoted in whole or in part or otherwise referred to in any report or document; or (iii) furnished (the original or copies thereof) to any other party.

                                         Very truly yours,


                                         /s/ Camhy, Karlinsky & Stein LLP
                                         --------------------------------
                                         CAMHY, KARLINSKY & STEIN LLP